Exhibit 10.1

AMENDMENT NO. 6

FORM OF AMENDMENT NO. 6 (this “Amendment”) dated as of December 10, 2019, among NEW MOUNTAIN FINANCE CORPORATION (the “Borrower”), the Lenders party hereto and GOLDMAN SACHS BANK USA, in its capacity as Administrative Agent (the “Agent”) under the Credit Agreement referred to below.

The Borrower is party to the Senior Secured Revolving Credit Agreement, dated as of June 4, 2014, among the Borrower, the Lenders party thereto, the Agent, and Goldman Sachs Bank USA, as Syndication Agent (as amended, amended and restated, modified or otherwise supplemented prior to the date hereof, the “Credit Agreement”).

The Borrower and the Lenders wish now to amend the Credit Agreement in certain respects, and accordingly, the parties hereto hereby agree as follows:

Section 1.                Definitions. Except as otherwise defined in this Amendment, terms defined in the Credit Agreement as amended hereby and together with all amended exhibits and updated schedules and appendices thereto are used herein as defined therein.

Section 2.                Amendments. Subject to the satisfaction of the conditions precedent specified in Section 5 below, and effective as of the Sixth Amendment Effective Date, the Credit Agreement is hereby amended as follows:

(a)               Section 1.01 is amended by adding the following defined terms in the correct alphabetical order:

“Benchmark Replacement” means the sum of: (a) the alternate benchmark rate (which may include Term SOFR) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the LIBO Rate for U.S. dollar-denominated syndicated credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.

“Benchmark Replacement Adjustment” means, with respect to any replacement of LIBO Rate with an Unadjusted Benchmark Replacement for each applicable Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBO Rate with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBO Rate with the applicable Unadjusted Benchmark Replacement for U.S. dollar- denominated syndicated credit facilities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “ABR,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent, in consultation with the Borrower, decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent, in consultation with the Borrower, decides is reasonably necessary in connection with the administration of this Agreement).

“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the LIBO Rate:

(1)       in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of

(a)       the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the LIBO Rate permanently or indefinitely ceases to provide the LIBO Rate; or

(2)          in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the LIBO Rate:

(1)       a public statement or publication of information by or on behalf of the administrator of the LIBO Rate announcing that such administrator has ceased or will cease to provide the LIBO Rate, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBO Rate;

(2)       a public statement or publication of information by the regulatory supervisor for the administrator of the LIBO Rate, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for the LIBO Rate, a resolution authority with jurisdiction over the administrator for the LIBO Rate or a court or an entity with similar insolvency or resolution authority over the administrator for the LIBO Rate, which states that the administrator of the LIBO Rate has ceased or will cease to provide the LIBO Rate permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBO Rate; or

(3)          a public statement or publication of information by the regulatory supervisor for the administrator of the LIBO Rate announcing that the LIBO Rate is no longer representative.

“Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Administrative Agent or the Required Lenders, as applicable, by notice to the Borrower, the Administrative Agent (in the case of such notice by the Required Lenders) and the Lenders.

“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the LIBO Rate and solely to the extent that the LIBO Rate has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the LIBO Rate for all purposes hereunder in accordance with Section 2.13 and (y) ending at the time that a Benchmark Replacement has replaced LIBOR for all purposes hereunder pursuant to Section 2.13.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:

(i)       a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)      a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)     a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning assigned to it in Section 9.15.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Early Opt-in Election” means the occurrence of:

(1)          (i) a determination by the Administrative Agent or (ii) a notification by the Required Lenders of each Class to the Administrative Agent (with a copy to the Borrower) that the Required Lenders of each Class have determined that U.S. dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in Section 2.13 are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the LIBO Rate, and

(2)          (i) the election by the Administrative Agent or (ii) the election by the Required Lenders of each Class to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrower and the Lenders or by the Required Lenders of each Class of written notice of such election to the Administrative Agent.

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning assigned to it in Section 9.15.

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.

“Supported QFC” has the meaning assigned to it in Section 9.15.

“Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“U.S. Special Resolution Regime” has the meaning assigned to it in Section 9.15.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

(b)          Section 2.08(e)(i)(B) of the Credit Agreement is hereby amended by replacing “$150,000,000” with “$200,000,000”.

(c)          Section 2.13(a) and (b) of the Credit Agreement are hereby amended by adding the phrase “prior to the occurrence of a Benchmark Transition Event or an Early-Opt-in Election,” at the beginning of each such clause.

(d)          Section 2.13 of the Credit Agreement is hereby amended by adding clauses (c), (d), (e) and (f) as follows:

“(c)        Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, the Administrative Agent and the Borrower may amend this Agreement to replace the LIBO Rate with respect to any Affected Currency with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders of each Class. Any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Required Lenders of each Class have delivered to the Administrative Agent written notice that such Required Lenders accept such amendment. No replacement of the LIBO Rate with a Benchmark Replacement pursuant to this Section 2.13 will occur prior to the applicable Benchmark Transition Start Date.

(d)          Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes approved by the Borrower (such approval not to be unreasonably withheld or delayed) from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(e)          Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes and (iv) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or Lenders pursuant to this Section 2.13, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 2.13.

(f)          Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Eurocurrency Borrowing of, conversion to or continuation of Eurodollar Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to ABR Loans. During any Benchmark Unavailability Period, the component of ABR based upon LIBOR will not be used in any determination of ABR.”

(e)         A new section 9.15 is hereby added to the Credit Agreement as follows:

“Section 9.15. Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedging Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.”

(f)           Schedule 1.01(b) to the Credit Agreement is amended and restated in the form of Annex I attached hereto.

Section 3.                Commitment Increase.

(a)          Pursuant to a request of the Borrower (receipt of which is hereby acknowledged by the Administrative Agent) that the aggregate amount of the Dollar Commitments be increased by a total amount equal to $50,000,000 (the “Commitment Increase”) and subject to the satisfaction of the conditions precedent specified in Section 5 below, and pursuant to Section 2.08(e) of the Credit Agreement, the Assuming Lender set forth on Annex II hereto under the heading “Assuming Lender” hereby agrees to make a Dollar Commitment in the amount set forth opposite the name of the Assuming Lender in Annex II hereto, such Dollar Commitment to be effective on the Sixth Amendment Effective Date.

(b)          The Borrower hereby confirms that each of the conditions to the Commitment Increase set forth in Sections 2.08(e)(i)(D) and (E) of the Credit Agreement have been satisfied as of the date hereof.

Section 4.                Representations and Warranties. The Borrower represents and warrants to each Lender, the Agent, the Swingline Lender and the Issuing Bank that on the Sixth Amendment Effective Date (a) the representations and warranties of the Borrower set forth in Article III of the Credit Agreement and in the other Loan Documents are true and correct in all material respects (or, in the case of any portion of the representations and warranties already subject to a materiality qualifier, true and correct in all respects) on and as of the Sixth Amendment Effective Date, or as to any such representation or warranty that refers to a specific date, as of such specific date and (b) no Default or Event of Default has occurred and is continuing on the Sixth Amendment Effective Date.

Section 5.                Conditions Precedent. The amendments to the Credit Agreement set forth in Section 2 of this Amendment shall not become effective until the date (the “Sixth Amendment Effective Date”) on which the conditions below are satisfied, each of which shall be reasonably satisfactory to the Agent:

(a)          Execution. The receipt by the Agent of counterparts of this Amendment executed by the Borrower and the Required Lenders.

(b)          Fees and Expenses. The payment by the Borrower, to the extent invoiced at least two Business Days prior to the required payment date, of the reasonable fees and expenses of Milbank LLP, special New York counsel to the Agent, in connection with the negotiation, preparation, execution and delivery of this Amendment.

The Agent shall notify the Borrower and the Lenders of the Sixth Amendment Effective Date promptly upon its occurrence, and such notice shall be conclusive and binding.

Section 6.                Confirmation of Assuming Lender. The Assuming Lender (i) confirms that it has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment; (ii) agrees that it will, independently and without reliance upon the Agent or any other Lender or Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; and (iii) acknowledges and agrees that, from and after the Sixth Amendment Effective Date, it shall have a Commitment equal to the Commitment amount set forth opposite the name of the Assuming Lender in Annex I hereto and such Commitment shall be governed for all purposes by the Credit Agreement and the other Loan Documents.

Section 7.                Reference to and Effect on the Credit Agreement. On and after the Sixth Amendment Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended by this Amendment. The Credit Agreement and each of the other Loan Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. This Amendment shall be deemed to be a “Loan Document” for all purposes of the Credit Agreement (as amended hereby) and the other Loan Documents. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as an amendment or waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute an amendment or waiver of any provision of any of the Loan Documents.

Section 8.                Miscellaneous. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of an executed counterpart of a signature page to this Amendment by electronic transmission shall be effective as delivery of a manually executed counterpart to this Amendment. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

NEW MOUNTAIN FINANCE CORPORATION

By:
Name:
Title:

Signature Page to Amendment No. 6

GOLDMAN SACHS BANK USA,
as Agent, Issuing Bank and a Lender

By:
Name:
Title:

Signature Page to Amendment No. 6

STIFEL BANK & TRUST,
as a Lender

By:
Name:
Title:

Signature Page to Amendment No. 6

MORGAN STANLEY BANK, N.A.,
as a Lender

By:
Name:
Title:

Signature Page to Amendment No. 6

MUFG UNION BANK, N.A.,
as Assuming Lender

By:
Name:
Title:

Signature Page to Amendment No. 6

Annex I

SCHEDULE 1.01(b)

Commitments

Lender	Multicurrency Commitment
Goldman Sachs Bank USA	$62,100,000
Morgan Stanley Bank, N.A.	$51,400,000

Lender	Dollar Commitment
Stifel Bank & Trust	$25,000,000
MUFG Union Bank, N.A.	$50,000,000

Signature Page to Amendment No. 6

Annex II

Assuming Lender	Commitment
MUFG Union Bank, N.A.	$50,000,000 (Dollar)

Annex II